UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

OMEGA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40657	81-3247585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 First Street, Suite 501

Cambridge, Massachusetts 02141

(Address of Principal Executive Offices) (Zip Code)

(617) 949-4360

(Registrant’s telephone number, including area code)

20 Acorn Park Drive

Cambridge, Massachusetts 02140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 7, 2023, Omega Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). A total of 50,295,645 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) were present in person or represented by proxy at the Meeting, representing approximately 91.4% of the Company’s outstanding Common Stock as of the April 11, 2023 record date. The following are the voting results for the proposals considered and voted upon at the Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2023.

Item 1 — Election of three Class II directors for a term of office expiring on the date of the annual meeting of stockholders to be held in 2026 and until their respective successors have been duly elected and qualified or until each such director’s earlier death, resignation or removal.

	Votes For	Votes Withheld	Broker Non-Votes
John Mendlein, Ph.D., J.D.	43,455,076	3,407,089	3,433,480
Mary T. Szela	46,457,616	404,549	3,433,480
Richard A. Young, Ph.D.	43,728,270	3,133,895	3,433,480

Item 2 — Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
49,792,335	493,412	9,898	-

Based on the foregoing votes, John Mendlein, Ph.D., J.D., Mary T. Szela and Richard A. Young, Ph.D. were elected and Item 2 was approved

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2023	OMEGA THERAPEUTICS, INC.

	By:	/s/ Mahesh Karande
Mahesh Karande
President and Chief Executive Officer